Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated October 28, 2021, relating to the financial statements of LAMF Global Ventures Corp. I appearing in the Registration Statement on Form S-1, File No. 333-259998.

/s/ WithumSmith+Brown, PC

New York, New York
November 10, 2021